UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On May 8, 2017, Spanish Broadcasting System, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into a Forbearance Agreement (the “Forbearance Agreement”) with an ad hoc group of holders (the “Supporting Holders”) of more than 75.1% of the $275 million of outstanding 12.5% Senior Secured Notes due 2017 of the Company (the “Notes”). The Forbearance Agreement became effective on May 17, 2017, after the Company complied with all the conditions precedent to its effectiveness. Pursuant to the Forbearance Agreement, the Supporting Holders agreed to forbear from exercising any of  their rights and remedies under the indenture under which the Notes were issued, with respect to certain defaults from the effective date of the Forbearance Agreement until the earliest to occur of (a) the occurrence of any Event of Termination (as defined in the Forbearance Agreement) and (b) May 31, 2017 at 12:01 a.m. New York City time.  The defaults consisted of the Company’s failure to make its principal payment on the Notes that was payable on April 17, 2017 and transfer of certain funds maintained in accounts subject to one or more deposit account control agreements in favor of the collateral agent under the indenture and related security documents. The Company does not intend to make any principal payment during the term of the Forbearance Agreement.

As part of the Forbearance Agreement, the Company agreed to make monthly (as opposed to semi‑annual) interest payments of $2,864,583.33 on the Notes for the periods of April 15, 2017 through May 15, 2017 and May 16, 2017 through June 15, 2017.  The Company also agreed to pay a consent fee to the Supporting Holders equal to 0.35% of the principal amount of the Notes held by such parties and also agreed to pay the legal fees and financial advisor due diligence fees of the Supporting Holders.  As of May 17, 2017, the Company has made all of the payments required to be made under the Forbearance Agreement. The interest payment that is accruing for the period from May 16, 2017 through June 15, 2017 is due on June 15, 2017.

Item 7.01 – Regulation FD Disclosure

As previously reported on April 19, 2017, the Company did not repay the Notes on their maturity date.  As a result, there was an event of default under the Indenture and the holders of the Notes have had the ability to exercise various remedies against the Company, including foreclosing on the Company’s assets that constitute collateral under the Indenture.  On such date the Company also disclosed that it was working with a team of financial and legal advisors in evaluating all options available to it in executing on a comprehensive recapitalization plan. As part of such plan, the Company had initiated conversations with representatives of the holders of the Notes and the holders of its 10 ¾% Series B Cumulative Exchangeable Redeemable Preferred Stock (the “Series B Preferred Stock”) regarding such matters.

As a result of the Forbearance Agreement described in Item 1.01 above, holders of more than 75.1% in aggregate principal amount of the Notes have agreed, among other things, not to take any such action under the Indenture, the Notes or otherwise with respect to such event of default as described above.  This is a positive development in the Company’s ongoing evaluation and execution of its comprehensive recapitalization plan and provides the Company with added flexibility to continue negotiations with the holders of the Notes and the holders of the Series B Preferred Stock. With the support of the Supporting Holders, the Company is engaged in the process of refinancing the Notes and selling certain non-core assets, including certain of the Company’s television stations and real estate assets, in its continued efforts to deleverage its balance sheet.

The foregoing contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.  “Forward-looking” statements, as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, our recapitalization plan, growth and acquisition strategies, investments and future operational plans.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2016.  All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

May 18, 2017	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary